EXHIBIT 23.2

                        INDEPENDENT AUDITOR'S CONSENT

We consent to the use in this Amendment No. 1 to Registration Statement No. 333-3301 of Tyco Toys, Inc. and subsidiaries of our report dated February 7, 1996 except for note 5, as to which the date is February 15, 1996, appearing in the Prospectus, which is part of this Registration Statement and to the reference to us under the heading "Experts" in such Prospectus.

DELOITTE & TOUCHE LLP
Philadelphia, Pennsylvania


June 11, 1996